Exhibit 10.8

RIGHT OF FIRST OPPORTUNITY AGREEMENT

THIS RIGHT OF FIRST OPPORTUNITY AGREEMENT (this “Agreement”), is dated as of January 5, 2006, by and between MACQUARIE OFFICE MANAGEMENT LIMITED, as responsible entity of MACQUARIE OFFICE TRUST, An Australian listed property trust (“MOT”), and MAGUIRE PROPERTIES, L.P., a Maryland limited partnership (“Maguire”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, Maguire MO Manger, LLC, Macquarie Office LLC ("MOF") and Maguire have entered into that certain Limited Liability Company Agreement, dated as of the date hereof (the “LLC Agreement”), of Maguire Macquarie Office LLC (the "Company");

WHEREAS, MOT and Maguire have agreed that Maguire will be obligated to offer to MOT the opportunity to acquire an interest in certain office properties located in Southern California, in accordance with the terms of this Agreement;

WHEREAS, MOT and Maguire have agreed that MOT will be obligated to offer to Maguire the opportunity to acquire an interest in certain office properties located in Southern California, in accordance with the terms of this Agreement;

WHEREAS, MOT and Maguire have agreed that Maguire will not enter into certain joint venture arrangements with other Australian entities without following the procedures set forth in this Agreement; and

WHEREAS, MOT and Maguire have agreed that MOT shall have the right to invest in development opportunities with respect to certain properties, in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises hereof, and the mutual promises, obligations and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

RIGHT OF FIRST OFFER

Section 1.1 MOT Right of First Offer.

(a) Maguire hereby agrees that prior to it or any entity that it owns a majority equity interest or otherwise controls (a "Controlled Affiliate") acquiring any interest in any office property (other than an Excluded Property (as defined below)) located in Southern California that satisfies the Investment Criteria adopted in accordance with the LLC Agreement and in effect as of the date of such proposed acquisition (each such property a “ROFO Property”), Maguire will first grant MOT the right (the “MOT ROFO”) to acquire an interest in the relevant

ROFO Property (the "MOT Offered Interest") pursuant to the procedures set forth in Section 1.1. Maguire shall use its good faith efforts to regularly keep MOT reasonably and promptly informed of properties that Maguire seriously considers as acquisition prospects, including proposed ranges of bid prices and, if requested by MOT, Investment Materials (as defined below) obtained.

(b) Prior to Maguire or any of its Controlled Affiliates acquiring any interest in any ROFO Property, Maguire shall give a ROFO Notice (as defined below) to MOT. The “ROFO Notice” shall be a written notice of Maguire's interest in acquiring such ROFO Property and shall include (i) the purchase price of the ROFO Property proposed to be paid by Maguire and the price at which MOT may acquire the MOT Offered Interest, (ii) the proposed ownership percentages that each of Maguire and MOT would have in such ROFO Property and the other material terms of the investment, including, without limitation, fees and promotes payable to Maguire or its Affiliates and the proposed level of indebtedness of the ROFO Property on a pro forma basis, (iii) a copy of (or access to) all marketing and diligence materials delivered or made available to Maguire by the seller or the seller's agent and any research, reports, financial pro formas, financial projections and the related assumptions that Maguire has prepared in connection with its evaluation of such ROFO Property (clause (iii), the "Investment Materials"); provided that if requested by the seller, MOT agrees to execute a confidentiality agreement on substantially the same terms as the confidentiality agreement executed by Maguire in connection with such transaction, and (iv) the date on which MOT's response is due (the "ROFO Response Date"), which shall be no less than 10 Business Days from the date such notice is received, unless a shorter time (which shall not be less than 10 calendar days in the case of a property offered for sale in a public marketing process) is necessary in light of the seller's requirements in connection with the sale of the ROFO Property. On or prior to the ROFO Response Date, MOT shall reply by written notice to Maguire whether or not MOT has an interest in the acquisition of the ROFO Property. If MOT does not affirmatively indicate that it has an interest in acquiring the MOT Offered Interest prior to the ROFO Response Date, then Maguire shall be free to acquire such ROFO Property in accordance with Section 1.1(c).

(c) If MOT does not affirmatively indicate that it has an interest in acquiring the MOT Offered Interest prior to the ROFO Response Date, then Maguire (individually or together with a capital partner) shall be free to acquire such ROFO Property without any obligation to offer such ROFO Property to MOT again; provided, however, that if thereafter the purchase price that Maguire proposes to pay for such ROFO Property is less than 97% of the purchase price or the terms and conditions upon which Maguire intends to acquire such ROFO Property are materially more favorable to Maguire than what was included in the ROFO Notice, then Maguire will send a new ROFO Notice with respect to such ROFO Property and, for purposes of the procedures to be followed in Section 1.1, such new ROFO Notice shall be treated as the initial ROFO Notice.

(d) If MOT affirmatively indicates that it has an interest in acquiring the MOT Offered Interests, then (i) MOT shall reasonably assist Maguire in obtaining the ROFO Property (e.g. preparing bid materials, obtaining bank financing, etc.), and (ii) the parties shall negotiate in good faith and execute and deliver such agreements and other documents as may be reasonably necessary for MOT and Maguire to consummate the acquisition of such ROFO Property on terms consistent with the terms of the ROFO Notice, including all documents necessary to reflect the agreements between MOT and Maguire with respect to such acquisition and ownership of such ROFO Property. If the parties are unable to reach a good faith agreement with respect to such agreements and other documents at least 10 calendar days prior to the proposed consummation date of such acquisition, Maguire (individually or together with a capital partner) shall be free to acquire such ROFO Property without any obligation to offer such ROFO Property to MOT again. Such documents and agreements shall provide that in the event that MOT discovers any matter during a due diligence period provided under the purchase and sale agreement that would allow Maguire to terminate such purchase and sale agreement with respect to due diligence matters, MOT may terminate such agreements between MOT and Maguire (and MOT agrees that it will notify Maguire as promptly as practical of its discovery of such matter and its decision to exercise its diligence condition), and thereafter Maguire (individually or together with a capital partner) shall be free to acquire such ROFO Property without any obligation to offer such ROFO Property to MOT again; provided, however, that if thereafter the purchase price that Maguire proposes to pay for such ROFO Property is less than 97% of the purchase price or the terms and conditions upon which Maguire intends to acquire such ROFO Property are materially more favorable to Maguire than what was included in the ROFO Notice, then Maguire will send a new ROFO Notice with respect to such ROFO Property and, for purposes of the procedures to be followed in Section 1.1, such new ROFO Notice shall be treated as the initial ROFO Notice.

(e) Notwithstanding anything else provided herein, if MOT has contributed greater than US$200,000,000 of equity in any given calendar year for purposes of the Company acquiring one or more ROFO Properties in connection with MOT’s exercise of the MOT ROFO, then for the remainder of such calendar year Maguire may purchase any ROFO Property without following the procedures set forth in Sections 1.1(a) through 1.1(e).

(f) The parties agree and acknowledge that Maguire's provision of the Investment Materials pursuant to any section of this Agreement shall not constitute a representation, warranty or guaranty of any kind regarding the accuracy or achievability of the information or the financial metrics contained therein.

(g) For purposes of this Agreement, "Excluded Property" shall mean the properties commonly known as Water's Edge, in Marina del Rey, California; Western Asset Plaza, in Pasadena, California, and 1733 Ocean Ave, in Santa Monica, California.

Section 1.2 Maguire Right of First Offer.

(a) MOT hereby agrees that prior to it or its Controlled Affiliates acquiring any interest in any ROFO Property, MOT will first grant Maguire the right (the “Maguire ROFO”) to acquire an interest in the relevant ROFO Property (the "Maguire Offered Interest") pursuant to the procedures set forth in Section 1.2. MOT shall use its good faith efforts to regularly keep Maguire reasonably and promptly informed of properties that MOT seriously considers as acquisition prospects, including proposed ranges of bid prices and, if requested by Maguire, Investment Materials obtained.

(b) Prior to MOT or any of its Controlled Affiliates acquiring any interest in any ROFO Property, MOT shall give a ROFO Notice to Maguire. The ROFO Notice shall be a written notice of MOT's interest in acquiring such ROFO Property and shall include (i) the purchase price of the ROFO Property proposed to be paid by MOT and the price at which Maguire may acquire the Maguire Offered Interest, (ii) the proposed ownership percentages that each of MOT and Maguire would have in such ROFO Property and the other material terms of the investment, including, without limitation, fees and promotes payable to MOT or its Affiliates and the proposed level of indebtedness of the ROFO Property on a pro forma basis, (iii) a copy of (or access to) any Investment Materials delivered to, made available for or prepared by MOT, seller or seller's agent; provided that if requested by the seller, Maguire agrees to execute a confidentiality agreement on substantially the same terms as the confidentiality agreement executed by MOT in connection with such transaction, and (iv) the ROFO Response Date, which shall be no less than 10 Business Days from the date such notice is received, unless a shorter time (which shall not be less than 10 calendar days in the case of a property offered for sale in a public marketing process) is necessary in light of the seller's requirements in connection with the sale of the ROFO Property. On or prior to the ROFO Response Date, Maguire shall reply by written notice to MOT whether or not Maguire has an interest in the acquisition of the ROFO Property. If Maguire does not affirmatively indicate that it has an interest in acquiring the Maguire Offered Interest prior to the ROFO Response Date, then MOT shall be free to acquire such ROFO Property in accordance with Section 1.2(c).

(c) If Maguire does not affirmatively indicate that it has an interest in acquiring the Maguire Offered Interest prior to the ROFO Response Date, then MOT (individually or together with a capital partner) shall be free to acquire such ROFO Property without any obligation to offer such ROFO Property to Maguire again; provided, however, that if thereafter the purchase price that MOT proposes to pay for such ROFO Property is less than 97% of the purchase price or the terms and conditions upon which MOT intends to acquire such ROFO Property are materially more favorable to MOT than what was included in the ROFO Notice, then MOT will send a new ROFO Notice with respect to such ROFO Property and, for purposes of the procedures to be followed in Section 1.2, such new ROFO Notice shall be treated as the initial ROFO Notice.

(d) If Maguire affirmatively indicates that it has an interest in acquiring the Maguire Offered Interests, then (i) Maguire shall reasonably assist MOT in obtaining the ROFO Property (e.g. preparing bid materials, obtaining bank financing, etc.), and (ii) the parties shall negotiate in good faith and execute and deliver such agreements and other documents as may be reasonably necessary for Maguire and MOT to consummate the acquisition of such ROFO Property on terms consistent with the terms of the ROFO Notice, including all documents necessary to reflect the agreements between Maguire and MOT with respect to such acquisition and ownership of such ROFO Property. If the parties are unable to reach a good faith agreement with respect to such agreements and other documents at least 10 calendar days prior to the proposed consummation date of such acquisition, MOT (individually or together with a capital partner) shall be free to acquire such ROFO Property without any obligation to offer such ROFO Property to Maguire again. Such documents and agreements shall provide that in the event that Maguire discovers any matter during a due diligence period provided under the purchase and sale agreement that would allow MOT to terminate such purchase and sale agreement with respect to due diligence matters, Maguire may terminate such agreements between Maguire and MOT (and Maguire agrees that it will notify MOT as promptly as practical of its discovery of such matter and its decision to exercise its diligence condition), and thereafter MOT (individually or together with a capital partner) shall be free to acquire such ROFO Property without any obligation to offer such ROFO Property to Maguire again; provided, however, that if thereafter the purchase price that MOT proposes to pay for such ROFO Property is less than 97% of the purchase price or the terms and conditions upon which MOT intends to acquire such ROFO Property are materially more favorable to MOT than what was included in the ROFO Notice, then MOT will send a new ROFO Notice with respect to such ROFO Property and, for purposes of the procedures to be followed in Section 1.2, such new ROFO Notice shall be treated as the initial ROFO Notice.

(e) Notwithstanding anything else provided herein, if Maguire has contributed greater than US$100,000,000 of equity in any given calendar year for purposes of the Company acquiring one or more ROFO Properties in connection with Maguire’s exercise of the Maguire ROFO, then for the remainder of such calendar year MOT may purchase any ROFO Property without following the procedures set forth in Sections 1.2(a) through 1.2(e).

(f) The parties agree and acknowledge that MOT's provision of the Investment Materials pursuant to any section of this Agreement shall not constitute a representation, warranty or guaranty of any kind regarding the accuracy or achievability of the information or the financial metrics contained therein.

Section 1.3 Termination.

(a) Maguire shall have the option to terminate the MOT ROFO following (i) a Change of Control of MOT; (ii) the second consecutive occurrence of the failure by MOT to participate in the acquisition of a ROFO Property pursuant to Section 1.1 (including through the exercise of its due diligence condition); or (iii) the third occurrence in any 24-month period of the failure by MOT to participate in the acquisition of a ROFO Property pursuant to Section 1.1 (including through the exercise of its due diligence condition); provided, however, that the failure by MOT to participate in the acquisition of a ROFO Property shall not be counted as an occurrence for the purposes of clauses (ii) and (iii) of this Section 1.3(a) unless (x) MOT was offered the opportunity to acquire at least a 50% equity interest in such ROFO Property, (y) Maguire actually acquired an interest in such ROFO Properties, and (z) there were at least 10 Business Days between the date the ROFO Notice was sent and the ROFO Response Date.

(b) MOT shall have the option to terminate the Maguire ROFO following (i) a Change of Control of Maguire; (ii) the second consecutive occurrence of the failure by Maguire to participate in the acquisition of a ROFO Property pursuant to Section 1.2 (including through the exercise of its due diligence condition); or (iii) the third occurrence in any 24-month period of the failure by Maguire to participate in the acquisition of a ROFO Property pursuant to Section 1.2 (including through the exercise of its due diligence condition); provided, however, that the failure by Maguire to participate in the acquisition of a ROFO Property shall not be counted as an occurrence for the purposes of clauses (ii) and (iii) of this Section 1.3(b) unless (x) Maguire was offered the opportunity to acquire at least a 20% equity interest in such ROFO Property, (y) MOT actually acquired an interest in such ROFO Properties, and (z) there were at least 10 Business Days between the date the ROFO Notice was sent and the ROFO Response Date.

ARTICLE II

JOINT VENTURE RESTRICTION

Section 2.1 MOT JV Right.

(a) Maguire hereby agrees that prior to it or any of its Controlled Affiliates entering into a joint venture, partnership or other co-ownership relationship with an entity formed under the laws of Australia (other than Affiliates of MOT), or any entity that is a Controlled Affiliate of an entity formed under the laws of Australia (other than MOT and its Affiliates), relating to office or office development properties located in the United States (a “Joint Venture”), Maguire will first grant the Company the right, at Maguire's option (i) to acquire an interest in such properties in accordance with Section 1.1 or (ii) to offer an interest in such Joint Venture to MOT and its Affiliates (the “JV Right”) pursuant to the procedures set forth in the remainder of this Section 2.1.

(b) Prior to Maguire entering into a Joint Venture, Maguire shall give MOT written notice (the “JV Notice”) of its intent to enter into such Joint Venture. The JV Notice shall include the information required to be included in a ROFO Notice (as if the property that such Joint Venture will own was a ROFO Property) and the Investment Materials related to the properties contemplated to be owned by the proposed Joint Venture (the “JV Properties”) and such other information that MOT may reasonably request and which is reasonably available to Maguire with respect to the structure of the proposed transaction.

(c) Within 15 Business Days after receipt of the JV Notice, MOT shall reply by written notice to Maguire whether or not MOT has an interest entering into the Joint Venture. If MOT does not affirmatively indicate that it has an interest in entering into the Joint Venture prior to the end of such 15-Business-Day period, then Maguire shall be free to enter into the Joint Venture without any obligation to offer an investment in the Joint Venture to MOT again; provided, however, that if thereafter the price that Maguire proposes the Joint Venture to pay for such property or properties is less than 97% of the purchase price that was included in the sent JV Notice and the terms or conditions upon which Maguire intends to structure the Joint Venture are materially more favorable to the joint venture party than what was included in the JV Notice, then Maguire will send a new JV Notice with respect to such Joint Venture and, for purposes of the procedures to be followed in Section 2.1, such new JV Notice shall be treated as the initial JV Notice.

(d) If MOT notifies Maguire that it agrees to enter into such Joint Venture, then the parties shall negotiate in good faith and execute and deliver such agreements and other documents as may be reasonably necessary for MOT and Maguire to consummate the entering into of the Joint Venture on terms consistent with the terms of the JV Notice within 60 calendar days (or such earlier time of not less than 10 calendar days that may be required in order to consummate the transaction contemplated by the Joint Venture) of delivery of the JV Notice. If the parties are unable to reach a good faith agreement with respect to such agreements and other documents at least 10 calendar days prior to the proposed consummation date of such Joint Venture investment, Maguire shall be free to enter into the Joint Venture without any obligation to offer such Joint Venture or the Joint Venture Properties to MOT again; provided, however, that if thereafter the price that Maguire proposes the Joint Venture to pay for such property or properties is less than 97% of the purchase price that was included in the sent JV Notice or the terms and conditions upon which Maguire intends to structure the Joint Venture are materially more favorable to the joint venture party than what was included in the JV Notice, then Maguire will send a new JV Notice with respect to such Joint Venture and, for purposes of the procedures to be followed in Section 2.1, such new JV Notice shall be treated as the initial JV Notice.

Section 2.2 Termination. Maguire shall have the option to terminate the JV Right following a Change of Control of MOT.

ARTICLE III

DEVELOPMENT OPPORTUNITIES

Section 3.1 Washington Mutual Campus and San Diego Tech Center.

(a) Upon Stabilization (as defined below) of either of the development properties adjacent to the Maguire Projects commonly known as the Washington Mutual Campus and San Diego Tech Center (each a “Development Property”), Maguire will provide MOT with notice of such Stabilization (the “Development Notice”) and offer MOT the opportunity to purchase an interest in the relevant Development Property such that MOT would hold a 50% equity interest in such Development Property. Additionally, Maguire shall notify MOT at least 15 calendar days following its execution of leases sufficient to occupy 90% of the leasable space of a Development Property. The purchase price to be paid by MOT with respect to a Development Property purchased under Section 3.1 shall be the product of (i) 0.925 and (ii) the Fair Market Value of the Development Property as determined by a Qualified Appraiser (the "Development Appraisal"). In the event the Development Appraisal is disputed by either MOT or Maguire, the Development Appraisal shall be determined pursuant to the Disputed Appraisal process as set forth in Section 4.2. Such appraisal by a Qualified Appraiser shall be completed within 30 calendar days following the Stabilization of the relevant Development Property (unless such time is extended in connection with the procedures set forth in Section 4.2).. For purposes of this Agreement, the term “Stabilization” with respect to a Development Property means the point at which at least 90% of such Development Property has been leased, the tenants under such leases have taken occupancy and Maguire is collecting rent with respect to such leases.

(b) The Development Notice shall include the information required to be included in a ROFO Notice (as if such Development was a ROFO Property).

(c) Within 15 Business Days after the determination of the purchase price pursuant to the completion of the appraisal, MOT shall reply by written notice to Maguire whether or not MOT has an interest in acquiring a 50% equity interest in the Development Property. If MOT does not affirmatively indicate that it has an interest in acquiring such interest prior to the end of such 15-Business-Day period, then Maguire shall be free to hold such Development Property or to sell such Development Property without any obligation to offer such Development Property to MOT again.

(d) If MOT notifies Maguire that it agrees to acquire a 50% equity interest in such Development Property, then the parties shall negotiate in good faith such documents as may be reasonably necessary for MOT to consummate the acquisition of such interest, including all documents necessary to reflect the agreements between MOT and Maguire with respect to such acquisition and ownership of such Development Property, within 30 calendar days of delivery of the Development Notice.

Section 3.2 Sale of Development Property Prior to Stabilization.

(a) Prior to selling any interest in a Development Property before Stabilization, Maguire shall send a written notice to MOT of its intention to sell the Development Property (the "Pre-Stabilization Notice"). Such notice shall contain: (i) the ownership interest in the Development Property proposed to be sold by Maguire (the "DP Offered Interest"), (ii) a copy of an appraisal from a Qualified Appraiser setting forth the appraised value of the Development Property and the interest in such Development Property proposed to be sold, (iii) a calculation of the price at which MOT shall be entitled to purchase the DP Offered Interest, which shall be equal to the appraised value of the DP Offered Interest, after giving effect to a discount of 7.25% of the first 50% of the Development Property proposed to be sold (the "MOT DP Purchase Price"), and (iv) a copy of (or access to) the diligence materials proposed to be made available in the sale process (provided that Maguire shall, as promptly as practicable, provide MOT with additional customary diligence materials reasonably requested by MOT). On or prior to 15 Business Days following the date of receipt of the Pre-Stabilization Notice, MOT shall reply by written notice to Maguire whether or not MOT has an interest in the acquisition of the DP Offered Interest. If MOT does not affirmatively indicate that it has an interest in acquiring the DP Offered Interest prior to the end of such 15-Business-Day period, then Maguire shall be free to sell the DP Offered Interest to any other party without any further obligation to offer the DP Offered Interest to MOT, provided that if Maguire proposes to sell the DP Offered Interest for less than the MOT DP Purchase Price, it shall first give MOT 5 Business Days prior written notice of such proposed lower price and the material terms of such proposed sale, and MOT shall have the right, exerciseable during such 5-Business-Day period, to agree to purchase the DP Offered Interest at such price and on such terms.

(b) If MOT affirmatively indicates that it has an interest in acquiring the DP Offered Interests, then the parties shall negotiate in good faith and execute and deliver such agreements and other documents as may be reasonably necessary for MOT and Maguire to consummate the acquisition of such DP Offered Interest on terms consistent with the terms of the ROFO Notice, including all documents necessary to reflect the agreements between MOT and Maguire with respect to such acquisition and ownership of such DP Offered Interest. The parties agree that the terms of any purchase and sale agreement shall not be more burdensome to either party then the terms contained in the Contribution Agreement, dated as of October 26, 2005.

Section 3.3 Restrictions on Development Property Leases. During the initial lease up stage of such Development Property, Maguire shall not enter into a lease with a tenant of the Project adjacent to such Development Property (a "Restricted Tenant") unless (a) as of such date, the Restricted Tenant remains a tenant of the adjacent Project without any reduction in its leased square footage (e.g. the tenant is acquiring additional space or opening up an additional office or location), or (b) MOT shall have consented to Maguire entering into a lease with the Restricted Tenant. The parties agree to work in good faith to seek to prevent a tenant of one of the Projects adjacent to a Development Property from moving to an unaffiliated property if a reasonable opportunity exists to maintain such tenant at a Project or a Development Property.

Section 3.4 Subordination Agreement. MOT agrees that, if requested by an existing or potential lender with respect to a Development Property, it shall execute a subordination agreement on terms acceptable to such lender, subordinating MOT's rights to purchase the Development Property (or rights therein) under this Article III to right of the lender to be paid and to exercise its rights under its lending, collateral and related agreements.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Acquisition by the Company. MOT and Maguire may agree, in their sole and absolute discretion, that, in lieu of acquiring ROFO Properties, Joint Ventures or Development Properties in accordance with this Agreement, the Company shall acquire such assets, in which case the parties shall agree on the changes to the LLC Agreement necessary to effectuate such acquisition.

Section 4.2 Disputed Appraisals. If either party disagrees with an appraisal of a Development Property, it shall have fifteen (15) days after both parties have received the appraisal to appoint its own Qualified Appraiser (which need not meet the requirement set forth in clause (b) of the definition of “Qualified Appraiser”), and that appraiser shall have thirty (30) days after the date of its appointment to render its own appraisal of the Development Property. If the appraised value in the second appraisal differs from the appraised value in the first appraisal by three percent (3%) or less, the average of the two appraised values shall be the final appraised value. If the appraised value in the second appraisal differs from the appraised value in the first appraisal by more than three percent (3%), the second Qualified Appraiser and the first Qualified Appraiser shall select a mutually acceptable third Qualified Appraiser. If the two appraisers are not able to agree on the appointment of a third Qualified Appraiser, the third Qualified Appraiser shall be selected by the American Arbitration Association, or any successor organization thereto. The third Qualified Appraiser shall have thirty (30) days from the date of its appointment to render its own third appraisal of the Development Property which shall be binding on the parties. If the appraised value in the third appraisal differs from the first appraised value by five percent (5%) or less, the party that disagreed with the first appraisal and requested the additional appraisals shall pay the costs of the two additional appraisers. If the appraised value in the third appraisal differs from the first appraised value by more than five percent (5%), the parties shall equally the costs of all of the appraisers.

Section 4.3 Termination. Notwithstanding anything else provided herein, this Agreement shall terminate upon the earlier to occur of the following: (a) the liquidation of the Company; (b) the sale or acquisition of a Member’s entire Membership Interest by the other Member; or (c) the sale of all of the Company’s Projects.

Section 4.4 Amendments. The Manager, MOT and Maguire agree that this Agreement may be amended, altered or modified by a writing signed by all the parties hereto.

Section 4.5 Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the respective parties hereto. No other person shall have any rights or remedies hereunder.

Section 4.6 Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be illegal or invalid and contrary to any existing or future law, such illegality or invalidity shall not impair the operation of, or affect, those portions of this Agreement which are legal and valid.

Section 4.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties may not have signed the same counterpart.

Section 4.8 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements to be performed solely within the State of Delaware.

Section 4.9 Complete Agreement. This Agreement, together with the exhibits which are incorporated as if expressly set forth herein, constitutes the entire agreement between the parties and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof, and neither party hereto shall be bound by nor charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or the exhibits hereto.

Section 4.10 Confidentiality and Nondisclosure. All confidential information which shall have been furnished or disclosed by any party to any other party pursuant to this Agreement or the negotiations leading to this Agreement that has been furnished prior to the execution of this Agreement or is hereafter furnished, and is identified in writing as confidential shall be held in confidence and shall not be disclosed to any person other than their respective affiliates, employees, directors, legal counsel, accountants or financial advisers with a need to have access to such information, except as reasonably necessary to comply with any disclosure obligations under any foreign, federal or state securities laws or the rules of any securities exchange on which the shares of a Member or one of its Affiliates are listed or as otherwise required by law. The obligations of this Section 4.9 do not apply to information that (a) is or becomes part of the public domain, (b) is disclosed by the disclosing party to third parties without restrictions on disclosure or (c) is received by the receiving party from a third party without breach of a nondisclosure obligation by such third party.

Section 4.11 Notices. Any Notification to any party with respect to any matter relating to this Agreement shall be sent in the manner set forth in the LLC Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the date of this Agreement set forth above.

MAGUIRE PROPERTIES, L.P.,

a Maryland limited partnership

By: Maguire Properties, Inc.
Its: General Partner

By:    /s/ Mark Lammas

Name:    Mark Lammas

Its           Senior Vice President

[MACQUARIE OFFICE TRUST SIGNATURE PAGE FOLLOWS]

MACQUARIE OFFICE TRUST, an Australian listed property trust

By: MACQUARIE OFFICE MANAGEMENT LIMITED,

an Australian corporation, in its capacity as the sole responsible entity of Macquarie Office Trust

By:    /s/ Rena X. Pulido

Name:    Rena X. Pulido

Its           Vice President